UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

LL Flooring Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33767	27-1310817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Bakers Mill Lane, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 463-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of exchange on which registered:
Common Stock, par value $0.001 per share	LL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 8, 2024, in connection with certain store closures (as described below), LL Flooring Holdings, Inc. (the “Company”) entered into an agency agreement (the “Agency Agreement”) with Hilco Merchant Resources, LLC (“Hilco”), pursuant to which Hilco agreed to act as the exclusive agent of the Company for a sale of the Company’s inventory at designated stores.

The agency agreement provides that in connection with such sale, the Company shall pay to Hilco (i) a base retail fee of 2% of the gross proceeds of all merchandise sold at the stores which are closing, (ii) a base wholesale fee of 7.5% of the gross proceeds of merchandise sold through Hilco’s wholesale channels, and (iii) additional incentive compensation based on the gross recovery percentages achieved through the sale.

The foregoing description of the Agency Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agency Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference

Item 1.03	Bankruptcy or Receivership

Chapter 11 Filing

On August 11, 2024, the Company, together with certain of its direct and indirect subsidiaries (the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors have filed a motion with the Bankruptcy Court seeking joint administration of their chapter 11 cases (the “Chapter 11 Cases”) pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure under the caption In re LL Flooring Holdings, Inc., et al. The Debtors will continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. To ensure their ability to continue operating in the ordinary course of business, the Debtors have also filed with the Bankruptcy Court a variety of motions seeking “first day” relief, including the authority to continue using their cash management system, pay employee wages and benefits and pay critical vendors in the ordinary course of business. In addition, the Debtors have commenced the Chapter 11 Cases to provide the Debtors with time and resources to allow all parties interested in purchasing the Debtors’ business to continue engaging with the Debtors, with the goal of finding a stalking horse bidder in the first few weeks of the Chapter 11 Cases and ultimately paving a path forward for a sale of the Debtors’ business for the benefit of stakeholders.

Debtor-in-Possession Financing

On the Petition Date and in connection with the Chapter 11 Cases, the Debtors filed a motion seeking Bankruptcy Court approval of a senior secured superpriority revolving credit facility in the aggregate principal amount of up to $130 million (the “DIP ABL Facility” and all amounts extended thereunder, the “DIP Revolving Loans”), subject to compliance with a borrowing base and subject to the other terms and conditions of the Senior Secured Super-Priority Debtor-In-Possession Credit Agreement (the “DIP ABL Agreement”), by and among LL Flooring, Inc., a Delaware corporation (the “Lead Borrower”), LL Flooring Services, LLC, a Delaware limited liability company (together with the Lead Borrower, collectively, the “DIP ABL Borrowers”), the Company and the other Debtors (collectively, the “DIP ABL Guarantors”), the lenders party thereto (the “DIP ABL Lenders”) and Bank of America, N.A. (“BofA”), as administrative agent (in such capacity, the “DIP ABL Agent”).

The DIP ABL Facility contains a “creeping rollup” feature pursuant to which outstanding obligations under that certain Fourth Amended and Restated Credit Agreement, dated as of March 29, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Petition Date, the “Prepetition ABL Agreement”), by and among the Debtors, the lenders party thereto (the “Prepetition ABL Lenders”), and BofA, as the administrative agent (in such capacity, the “Prepetition ABL Agent”) will be rolled up into obligations under the DIP ABL Facility, first with a roll up on the closing date of issued letters of credit, cash management and bank product obligations, and fees and expenses, and second, a roll up of the principal amount of the prepetition loans on an incremental, “creeping basis” using the proceeds collected from DIP collateral, and finally, a roll up of the remaining obligations under the Prepetition ABL Agreement upon entry of a final order. The principal amount of the prepetition loans counts as usage of the commitments under the DIP ABL Facility, and those amounts will become available to borrow under the DIP ABL Facility as DIP Revolving Loans as such prepetition loans are repaid pursuant to the roll up mechanic. The DIP ABL Facility contains a temporary overadvance feature that expands capacity available to be borrowed during a certain time period during the Chapter 11 Cases subject to certain additional sale milestones. The DIP Revolving Loans will bear interest at a rate per annum equal to a base rate plus 2.25% per annum.

The proceeds of the DIP Revolving Loans will be used in a manner consistent with the orders of the Bankruptcy Court and the Debtor’s operating budget to fund the Chapter 11 Cases in accordance with the orders of the Bankruptcy Court, for the financing of Debtors’ general corporate needs including certain fees and expenses of professionals retained by the Loan Parties, to pay certain other expenses as approved by the Bankruptcy Court and to pay the obligations under the Prepetition ABL Agreement.

The DIP ABL Guarantors will guarantee, on a joint and several basis, all of the obligations under the DIP ABL Facilities. The DIP ABL Facility will be secured by a valid and fully perfected first priority lien and security interest in substantially all property and assets of the Debtors, including the collateral under the Prepetition ABL Agreement and other previously unencumbered assets.

Certain events in the Chapter 11 Cases could trigger an earlier maturity, including the effectiveness of a plan of reorganization, the sale of all or substantially all of the Debtors’ assets, the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, and certain other customary triggers.

The DIP ABL Agreement includes certain milestones for the Chapter 11 Cases, representations and warranties, covenants, and events of default. If an event of default under the DIP ABL Agreement occurs, the DIP ABL Agent may, among other things, permanently reduce any remaining commitments and declare the outstanding obligations under the DIP ABL Agreement to be immediately due and payable.

The foregoing description of the DIP ABL Facility is qualified in its entirety by reference to the substantially final form of DIP ABL Agreement filed with the Bankruptcy Court, an executed copy of which the Company expects to file in an amendment to this Form 8-K.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Agency Agreement is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases constitutes an event of default that accelerated the obligations under the Prepetition Credit Agreement.

The Prepetition Credit Agreement contains a fixed charge coverage ratio covenant that becomes effective only when specified availability falls below the greater of $17.5 million or 10% of the Revolving Loan Cap (as defined in the Prepetition Credit Agreement). On August 8, 2024, the Company provided a certificate of compliance to the Prepetition ABL Agent confirming that the Company’s availability under the Prepetition Credit Agreement had fallen below such level and accordingly was not in compliance with the minimum fixed charge coverage ratio.

Any efforts to enforce payment obligations under the Prepetition Credit Agreement are automatically stayed as a result of the filing of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Prepetition Credit Agreement are subject to the applicable provisions of the Bankruptcy Code.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 7, 2024, the Board of Directors (the “Board”) of the Company determined, after considering all reasonably available options and a thorough and exhaustive review process, that it is in the best interests of its stakeholders to discontinue further financial and operational support for certain of its stores located throughout the United States. The Company has committed to a plan to conduct going-out-of-business sales at and close 94 stores.

The Company intends to amend this Current Report on Form 8-K within 4 business days of when any further applicable information becomes available.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On August 8, 2024, each of Thomas Sullivan, Jason Delves and Jill Witter (collectively, the “F9 Directors”) delivered notice of their respective resignation as a member of the Board effective immediately. Such resignations were not a result of a disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices or any other matter.

On August 11, 2024, following the resignation of the F9 Directors, the Board reduced the size of the Board from 9 directors to 6 directors.

Resignation of the Company’s Chief Financial Officer

On August 9, 2024, Robert L. Madore Jr., gave notice to the Board that he was resigning for Good Reason (as defined in Mr. Madore’s severance agreement) as the Company’s Chief Financial Officer and Executive Vice President of Finance at LL Flooring, Inc., effective immediately. Mr. Madore’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Interim Chief Financial Officer

On August 9, 2024, the Board appointed Susan Bryan to serve as interim Chief Financial Officer of the Company, replacing Mr. Madore. Prior to her appointment as interim Chief Financial Officer, Ms. Bryan served as the Company’s Vice President of Finance.

In connection with Ms. Bryan’s appointment, the Board increased Ms. Bryan’s annual base salary to $375,000.

Appointment of Chief Restructuring Officer

On August 7, 2024, the Board appointed Ms. Holly Etlin, Partner and Managing Director of AlixPartners, LLP (“AlixPartners”), as Chief Restructuring Officer of the Company (the “CRO”).

Ms. Etlin has over 30 years of experience in providing turnaround services for companies in the retail, distribution, and consumer products industries, including her service as Chief Restructuring Officer at Bed Bath & Beyond Inc. from April 2023 to September 2023 and as Chief Financial Officer and Chief Restructuring Officer at Tailored Brands, Inc. from July 2020 to January 2021. Ms. Etlin has served as a Partner & Managing Director of AlixPartners since January 2007. AlixPartners provides various consulting services to the Company.

Ms. Etlin’s compensation for the CRO position is included as part of the fees paid by the Company to AlixPartners for overall services AlixPartners provides to the Company. There are no additional, and no anticipated additional, compensatory arrangements between the Company and Ms. Etlin in connection with her performance as the CRO beyond such fees paid by the Company to AlixPartners. Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Ms. Etlin and any other person pursuant to which Ms. Etlin was appointed to serve as CRO and there are no family relationships between Ms. Etlin and any director or executive officer of the Company. Other than as disclosed in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Ms. Etlin had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Appointment of Deputy Chief Restructuring Officer

On August 7, 2024, the Board appointed Ms. Deb Rieger-Paganis, Partner and Managing Director of AlixPartners, as Deputy Chief Restructuring Officer of the Company (the “Deputy CRO”).

Ms. Rieger-Paganis has over 20 years of experience in providing turnaround services for companies in the retail, consumer products industries and other industries, including her service as Interim Chief Financial Officer at Rodan and Fields, Pier 1 and Toms Shoes. Ms. Rieger-Paganis has served as a Partner & Managing Director of AlixPartners since January 2015. AlixPartners provides various consulting services to the Company.

Ms. Rieger-Paganis’ compensation for the Deputy CRO position is included as part of the fees paid by the Company to AlixPartners for overall services AlixPartners provides to the Company. There are no additional, and no anticipated additional, compensatory arrangements between the Company and Ms. Rieger-Paganis in connection with her performance as the Deputy CRO beyond such fees paid by the Company to AlixPartners. Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Ms. Rieger-Paganis and any other person pursuant to which Ms. Rieger-Paganis was appointed to serve as Deputy CRO and there are no family relationships between Ms. Rieger-Paganis and any director or executive officer of the Company. Other than as disclosed in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Ms. Rieger-Paganis had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Retention Program

On August 7, 2024, the Company authorized entry into a retention agreement (each a “Retention Agreement”) with each of the following executive officers of the Company: (i) Alice G. Givens, Chief Legal, Ethics and Compliance Officer and Corporate Secretary, (ii) Susan Bryan, (iii) Douglas S. Clark, Jr., Senior Vice President, Merchandising and Supply Chain and (iv) Kristian Lesher, Chief Technology Officer (the “Participants”). In exchange for entering into the Retention Agreements, the Company required the Participants to waive their rights to receive any severance payment upon any termination of employment.

Under the Retention Agreements, the Company will have the right to recoup the retention amount (on an after-tax basis) from any Participant who leaves the Company before December 31, 2024, unless (i) such Participant experiences a termination of their employment without “Cause,” due to “Good Reason” or due to their death or “Disability” (as such terms are defined in the Retention Agreement) or (ii) (A) other than in the case of Ms. Givens, a Change in Control (as defined in the Retention Agreement and which includes a wind-down or liquidation of the Company) occurs and the Participant remains available to provide services to the Company for the fifteen (15) day period following the consummation of the Change in Control or (B) in the case of Ms. Givens, if a wind-down or liquidation of the Company occurs, and, in each case, subject to the Participant’s timely execution and nonrevocation of a release of claims in favor of the Company.

The amounts paid pursuant to this program include the following retention amount payments: (i) $337,500 for Alice G. Givens, (ii) $200,000 for Susan Bryan, (iii) $205,000 for Douglas S. Clark, Jr. and (iv) $170,000 for Kristian Lesher.

The foregoing description of the Retention Agreements is only a summary and is qualified in its entirety by reference to the Form of Retention Agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated by reference into this Item 5.02.

Item 7.01	Regulation FD Disclosure

On August 11, 2024, the Company issued a press release announcing, among other things, that the Debtors filed the Chapter 11 Cases in the Bankruptcy Court.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On August 9, 2024, LL Flooring Services, LLC, a wholly-owned subsidiary of the Company, entered into a nonbinding letter of intent with a third party for the sale of the Company’s distribution center located in Sandston, Virginia for approximately $100 million.

Cautionary Information Regarding Trading in the Company’s Securities.

The Company continues to face certain risks and uncertainties that have been affecting its business and operations, and these risks and uncertainties may affect the Company’s ability to enter into a sale transaction and could impact the outcome of the Chapter 11 Cases. Holders of the Company’s equity securities will likely be entitled to little or no recovery on their investment following the Chapter 11 Cases, and recoveries to other stakeholders cannot be determined at this time. The Company cautions that trading in the Company’s securities given the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward-looking statements

Certain information in this Current Report on Form 8-K may constitute “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, including but not limited to, the asset purchase agreement and the Chapter 11 proceedings and any other statements that refer to our expected, estimated or anticipated future results or that do not relate solely to historical facts. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “assumes,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “targets,” “potential,” “will likely result,” and other similar terms and phrases, are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control, including, among other things, the following: the outcome of our contingency planning and restructuring activities; settlement discussions or negotiations; the Company’s liquidity, financial performance, cash position and operations; the Company’s strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on the Company’s businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a sale of the Company’s businesses under Section 363 of the U.S. Bankruptcy Code; the adequacy of the capital resources of the Company’s businesses and the difficulty in forecasting the liquidity requirements of the operations of the Company’s businesses; the unpredictability of the Company’s financial results while in Chapter 11 proceedings; the Company’s ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of the Company’s indebtedness and its trade creditors and other significant creditors; risks and uncertainties with performing under the terms of any arrangement with lenders or creditors while in Chapter 11 proceedings; the Company’s ability to conduct business as usual; the Company’s ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from the Company; the Company’s ability to continue to pay employees, suppliers and vendors; the ability to control costs during Chapter 11 proceedings; adverse litigation; the risk that the Company’s Chapter 11 cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to pursue, evaluate and close an asset sale of the Company’s businesses pursuant to Section 363 of the U.S. Bankruptcy Code; our inability to maintain compliance with financial covenants and operating obligations which would expose us to potential events of default under our outstanding indebtedness; our ability to incur additional debt or equity financing for working capital, capital expenditures, business development, debt service requirements, acquisitions or general corporate or other purposes; a significant reduction in our short-term or long-term revenues which could cause us to be unable to fund our operations and liquidity needs or repay indebtedness; and supply chain interruptions or difficulties. Therefore, the reader is cautioned not to rely on these forward-looking statements.

The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. For a discussion of other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2023, and the Company’s other filings with the Securities and Exchange Commission. Such filings are available on the SEC’s website at www.sec.gov and the Company’s Investor Relations website at https://investors.llflooring.com.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Agency Agreement, dated August 8, 2024, between Hilco Merchant Resources, LLC and LL Flooring Holdings, Inc.

10.2	Form of Retention Agreement

99.1	Press Release, dated August 11, 2024

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LL FLOORING HOLDINGS, INC.

By:	/s/ Alice G. Givens
Name:	Alice G. Givens
Title:	Chief Legal, Ethics and Compliance Officer and Corporate Secretary

Date: August 12, 2024